Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Riverview Financial Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 File No. 333-210378, 333-207953 and 333-203544) pertaining to Riverview Financial Corporation of our report dated March 30, 2016 on the consolidated financial statements of Riverview Financial Corporation included in this Form 10K of Riverview Financial Corporation for the year ended December 31, 2015.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 30, 2016